As filed with the Securities and Exchange Commission on December 4, 2009

Registration No. 333-160759

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANGIOTECH PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	98-0226269
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1618 Station Street

Vancouver, B.C. Canada V6A 1B6

(604) 221-7676

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David D. McMasters

Angiotech Pharmaceuticals, Inc.

1618 Station Street

Vancouver, B.C. Canada V6A 1B6

(604) 221-7676

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Alison S. Ressler

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

(310) 712-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, without par value(2)	(1)	(1)	(1)	N/A
Class I Preference Shares, without par value	(1)	(1)	(1)	N/A
Debt Securities	(1)	(1)	(1)	N/A
Warrants	(1)	(1)	(1)	N/A
Units(3)	(1)	(1)	(1)	N/A
Total			$250,000,000(1)	$13,950(4)

(1)	There are being registered hereunder such presently indeterminate principal amount or number of Common Shares, Class I Preference Shares, Warrants, Debt Securities and Units that may be issued at unspecified indeterminate prices up to a proposed maximum aggregate offering price of $250,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies. Separate consideration may or may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are issued in Units.
(2)	This registration statement also includes share purchase rights (the “Rights”) associated with each Common Share registered hereunder. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable.
(3)	Each Unit will be issued under a Unit agreement or indenture and will represent an interest in one or more Common Shares, Class I Preference Shares, Warrants and/or Debt Securities, in any combination.
(4)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act and previously paid in connection with the filing of the registration statement to which this Amendment No. 1 relates on July 23, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2009

PROSPECTUS

$250,000,000

ANGIOTECH PHARMACEUTICALS, INC.

Common Shares

Class I Preference Shares

Warrants

Debt Securities

Units

We may offer to the public from time to time in one or more series or issuances:

•	our Common Shares, without par value (the “Common Shares”);

•	our Class I Preference Shares, without par value (the “Class I Preference Shares”);

•	warrants to purchase our Common Shares, Class I Preference Shares and/or Debt Securities (the “Warrants”);

•	debt securities consisting of debentures, notes or other evidences of indebtedness (the “Debt Securities”), or

•	units consisting of any combination of Common Shares, Class I Preference Shares, Warrants and/or Debt Securities (the “Units”).

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, discounts, commissions or concessions.

Our Common Shares are listed on the Nasdaq Global Select Market under the symbol “ANPI” and listed on the Toronto Stock Exchange under the symbol “ANP.”

Investing in our securities involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009

You should rely only on the information contained in this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Commission using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, “Angiotech,” “the Company,” “we,” “us,” “our” and similar names refer to Angiotech Pharmaceuticals, Inc. Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars.

OUR COMPANY

We are a specialty pharmaceutical and medical device company that discovers, develops and markets innovative technologies primarily focused on acute and surgical applications. We generate our revenue through our sales of medical products and components, as well as from royalties derived from sales by our partners of products utilizing certain of our proprietary technologies.

Our research and development efforts focus on understanding and characterizing biological conditions that often occur concurrent with medical device implantation, surgery or acute trauma, including scar formation and inflammation, cell proliferation, bleeding and coagulation, infection, and tumor tissue overgrowth. Our strategy is to utilize our various technologies in the areas of drugs, drug delivery, surface modification, biomaterials and medical devices to create and commercialize novel, proprietary medical products that reduce surgical procedure side effects, improve surgical outcomes, shorten hospital stays, or are easier or safer for a physician to use.

We develop our products using a proprietary and systematic discovery approach. We use our drug screening capabilities to identify new uses for known pharmaceutical compounds. We look for compounds that address the underlying biological causes of conditions that can occur with medical device implantation, surgery or acute trauma. Once appropriate drugs have been identified, we work to formulate the drug, or a combination of drugs, with our portfolio of drug, drug delivery and surface modification technologies and biomaterials to develop a novel surgical implant or medical device. We have patent protected, or have filed patent applications for, certain of our technology and many of our products and potential product candidates.

We currently operate in two segments: Medical Products and Pharmaceutical Technologies.

Medical Products

Our Medical Products segment manufactures and markets a wide range of single-use specialty medical products, primarily medical device products and medical device components. These products are sold directly to end users or other third-party medical device manufacturers. This segment contains two specialized direct sales and distribution organizations as well as significant manufacturing capabilities. Many of our medical products are made using our proprietary manufacturing processes or are protected by our intellectual property. Our Medical Products segment may apply certain of our proprietary technologies to its products to create novel, next-generation medical products to market directly to end users or medical products distributors.

Pharmaceutical Technologies

Our Pharmaceutical Technologies segment focuses primarily on establishing product development and marketing collaborations with major medical device, pharmaceutical or biomaterials companies and to date has derived the majority of its revenue from royalties due from partners that develop, market and sell products incorporating our technologies. Currently, our principal revenues in this segment are from royalties derived from sales by Boston Scientific Corporation of TAXUS® coronary stent systems incorporating the drug paclitaxel.

Our principal executive offices are located at 1618 Station Street, Vancouver, British Columbia V6A 1B6, and our telephone number is (604) 221-7676.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our Quarterly Reports on Form 10-Q filed with the Commission on August 7, 2009 and November 9, 2009 and incorporated herein by reference, which may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein that we have filed with the Commission that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2009 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements.

Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions, both nationally and in the regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance.

In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this prospectus, any prospectus supplement or incorporated document to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; interest rate volatility; foreign currency fluctuations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Commission.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus and any supplements to this prospectus to reflect future results, events or developments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. In computing the ratios of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges include interest expense and amortization of capitalized expenses related to indebtedness and the portion of lease rental expense representative of interest. We estimate the interest component of lease rental expense to be one-third of lease rental expense.

	Year Ended December 31,							Nine Months Ended September 30, 2009
	2004	2005	2006	2007		2008
	(In thousands)
Ratio of Earnings to Fixed Charges	116.8	82.9	1.6	—	(1)	—	(1)	1.0
Deficiency of Earnings Available to Cover Fixed Charges	—	—	—	$(70,592)		$(754,068)		—
Ratio of Combined Fixed Charges and Preferred Share Dividends to Earnings	116.8	82.9	1.6	—	(1)	—	(1)	1.0
Deficiency of Earnings Available to Cover Combined Fixed Charges and Preferred Share Dividends	—	—	—	$(70,592)		$(754,068)		$—

(1)	Our earnings during this period were insufficient to cover fixed charges and, accordingly, ratios are not presented.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including funding research and development programs, capital expenditures, working capital and/or repayment or refinancing of our outstanding indebtedness. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we expect to invest the proceeds in government and corporate issued interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF COMMON SHARES WE MAY OFFER

As of December 3, 2009, we are authorized to issue 200,000,000 Common Shares. As of December 3, 2009, we had 85,138,081 Common Shares outstanding.

The following summary of certain provisions of our Common Shares does not purport to be complete. You should refer to our Articles and our Notice of Articles, each of which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference into this prospectus. The summary below is also qualified by provisions of applicable law.

General

Holders of Common Shares are entitled to receive notice of any meeting of shareholders and to attend and vote at those meetings, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote. On a vote by show of hands, every registered holder of Common Shares is entitled to one vote. On a poll, every registered holder of Common Shares is entitled to one vote in respect of each Common Share held by such holder. Holders of Common Shares are not entitled to cumulative voting rights. Subject to the rights of the holders of Class I Preference Shares, the holders of Common Shares are entitled to receive on a proportionate basis such dividends as our Board of Directors may declare out of funds legally available for such dividends. In the event of the dissolution, liquidation, winding up or other distribution of our assets, the holders of the Common Shares are entitled to receive on a proportionate basis all of our assets remaining after payment of all of our liabilities, if any, subject to the rights of holders of Class I Preference Shares.

We may not subdivide or consolidate the Common Shares unless the Class I Preference Shares shall be contemporaneously subdivided or consolidated in the same proportion and in the same manner.

The Common Shares carry no pre-emptive or conversion rights other than rights granted to holders of Common Shares under the Shareholders Rights Plan implemented effective February 10, 1999 and ratified by the shareholders on March 16, 1999, re-adopted (as amended) by our shareholders on each of March 5, 2002, June 9, 2005 and October 30, 2008. There is no sinking fund with respect to the Common Shares.

Except as described below under “Description of Class I Preference Shares We May Offer,” the Common Shares and the Class I Preference Shares rank equally in all respects.

Limitation on Issuance of Class I Preference Shares

Our ability to issue Class I Preference Shares is limited by certain provisions of the indentures governing our Senior Floating Rate Notes due 2013 and our 7.75% Senior Subordinated Notes due 2014 (together, the “Notes”) and of our credit agreement, dated as of February 27, 2009 (the “Credit Agreement”), as amended May 29, 2009 and November 23, 2009, with Wells Fargo Foothill, LLC, as arranger, administrative agent and lender, prohibiting the issuance of capital stock that matures, is mandatorily redeemable or redeemable at the option of the holder of such stock on or prior to the date that is 91 days after the maturity date of the applicable series of notes or the maturity date of the Credit Agreement (as amended), as the case may be. You should refer to the Notes, included as exhibits to our Annual Report on Form 10-K filed with the Commission on March 16, 2009, the Credit Agreement, included as an exhibit to our Current Report on Form 8-K filed with the Commission on March 5, 2009, and the first amendment to the Credit Agreement, included as an exhibit to our Current Report on Form 8-K filed with the Commission June 3, 2009, each of which is incorporated by reference into this prospectus.

Vote Required to Modify Rights

Subject to the Business Corporations Act (British Columbia) (the “BCBCA”), we may by special resolution (1) create special rights or restrictions for, and attach those special rights or restrictions to, the Common Shares, whether or not any or all of the Common Shares have been issued, or (2) vary or delete any special rights or restrictions attached to the Common Shares, whether or not any or all of the Common Shares have been issued. The vote required to pass a special resolution at a meeting of shareholders is three-quarters of the votes cast on the resolution.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare Investor Services Inc.

Stock Market Listings

Our Common Shares are listed on the Nasdaq Global Select Market under the symbol “ANPI” and listed on the Toronto Stock Exchange under the symbol “ANP.”

DESCRIPTION OF CLASS I PREFERENCE SHARES WE MAY OFFER

As of December 3, 2009, we are authorized to issue 50,000,000 Class I Preference Shares. As of December 3, 2009, we had no Class I Preference Shares outstanding.

The following summary of certain provisions of our Class I Preference Shares does not purport to be complete. You should refer to our Articles and our Notice of Articles, each of which is filed or incorporated by reference as an exhibit to the registration statement to which this prospectus forms a part and is incorporated by reference into this prospectus. The summary below is also qualified by provisions of applicable law.

General

Our Board of Directors is authorized to determine the rights and restrictions to be attached to each series of the Class I Preference Shares upon issuance. Subject to the BCBCA, the Board of Directors may from time to time, by resolution, if none of the shares of any particular series are issued alter our Articles and our Notice of Articles, as the case may be:

•	determine the maximum number of shares of that series that we are authorized to issue, determine that there is no such maximum number, or alter any such determination;

•	create an identifying name for the shares of that series, or alter any such identifying name; and

•

attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions, subject to the special rights and restrictions attached to the Class I Preference Shares as a class.

We may not subdivide or consolidate any series of Class I Preference Shares unless the Common Shares and the shares of all other series of Class I Preference Shares shall be contemporaneously subdivided or consolidated in the same proportion and in the same manner.

Depending on the special rights and restrictions attached to the Class I Preference Shares as a whole, or a series thereof, the issuance of Class I Preference Shares, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of Common Shares, could adversely affect the rights and powers, including voting rights, of the Common Shares, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

If we offer a specific series of Class I Preference Shares under this prospectus, we will describe the terms of that series in the prospectus supplement for such offering and will file a copy of the resolution establishing the terms of that series with the Commission. To the extent required, this description will include:

•	the identifying name;

•	the number of Class I Preference Shares offered, the liquidation preference per share, if any, and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends, if any;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the Class I Preference Shares on any securities exchange or market;

•	whether the Class I Preference Shares will be convertible into Common Shares, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the Class I Preference Shares will be exchangeable into Debt Securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the Class I Preference Shares;

•	a discussion of any material and/or special U.S. Federal income tax and Canadian federal income tax considerations applicable to the Class I Preference Shares;

•	the relative ranking and preferences of the Class I Preference Shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•

any material limitations on the issuance of any series of Class I Preference Shares ranking senior to or on a parity with an existing series of Class I Preference Shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Vote Required to Modify Rights

Subject to the BCBCA, we may by special resolution (1) create special rights or restrictions for, and attach those special rights or restrictions to, the Class I Preference Shares, whether or not any or all of the Class I Preference Shares have been issued, or (2) vary or delete any special rights or restrictions attached to the Class I Preference Shares, whether or not any or all of the Class I Preference Shares have been issued. The vote required to pass a special resolution at a meeting of shareholders is three-quarters of the votes cast on the resolution.

Subject to the BCBCA, our directors may from time to time, by resolution, if none of the Class I Preference Shares of any particular series are issued, alter our Articles and alter our Notice of Articles, as the case may be, to:

•	determine the maximum number of shares of that series that we are authorized to issue, determine that there is no such maximum number, or alter any such determination;

•	create an identifying name for the shares of that series, or alter any such identifying name; and/or

•

attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions, subject to the special rights and restrictions attached to the Class I Preference Shares as a class.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any series of Class I Preference Shares will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue Warrants to purchase our Common Shares, Class I Preference Shares and/or Debt Securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the Warrants that we may offer. Particular terms of the Warrants will be described in the applicable Warrant agreements and the applicable prospectus supplement to the Warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the Warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the Warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the Warrants;

•	if applicable, the exercise price for our Common Shares and the number of Common Shares to be received upon exercise of the Warrants;

•

if applicable, the exercise price for Class I Preference Shares, the number of Class I Preference Shares to be received upon exercise of the Warrants, and a description of that series of Class I Preference Shares;

•	if applicable, the exercise price for our Debt Securities, the amount of Debt Securities to be received upon exercise of the Warrants, and a description of that series of Debt Securities;

•

the date on which the right to exercise the Warrants will begin and the date on which that right will expire or, if you may not continuously exercise the Warrants throughout that period, the specific date or dates on which you may exercise the Warrants;

•	any provisions for changes to or adjustments in the exercise price of the Warrants;

•

whether the Warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a Warrant included in a Unit will correspond to the form of the Unit and of any security included in that Unit;

•	any applicable material U.S. Federal income tax and Canadian federal income tax consequences;

•	the identity of the Warrant agent for the Warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the Warrants or any securities purchasable upon exercise of the Warrants on any securities exchange;

•	if applicable, the date from and after which the Warrants and the Common Shares, Class I Preference Shares and/or Debt Securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the Warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the Warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any Warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The Debt Securities are to be issued under an indenture (the “indenture”), between us and the trustee named in the applicable prospectus supplement, as trustee (the “trustee”), the form of which is filed as an exhibit to the registration statement of which this prospectus is a part and which is incorporated herein by reference. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of the Debt Securities forming a part of a series, which are offered by a prospectus supplement will be set out in a supplemental indenture and will be described in such prospectus supplement.

The following summaries of certain expected provisions of the indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms used in the indenture, and, with respect to any particular Debt Securities, to the description of the terms of such Debt Securities included in the applicable prospectus supplement and the related supplemental indenture. Wherever particular sections or defined terms of the indenture or the related supplemental indenture are referred to here or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference here or in the applicable prospectus supplement, as the case may be.

Terms of Debt Securities

The indenture will provide that Debt Securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. The Debt Securities are to have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine. The Debt Securities may be either senior or subordinated Debt Securities, which may be issued as convertible Debt Securities or exchangeable Debt Securities.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

•	the title of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities or the series of which they are a part;

•	the date or dates on which the principal of the Debt Securities will be payable;

•

the rate or rates at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on the Debt Securities will be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions on which the Debt Securities may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provision or at the option of the holder of the Debt Security, and the period or periods within which, the price or prices at which and the terms and conditions on which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the terms, if any, pursuant to which any Debt Securities will be subordinate to any of our debt;

•	the denominations in which the Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•

if the amount of principal of or any premium or interest on the Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on the Debt Securities will be payable (and the manner in which the equivalent of the principal amount of the Debt Securities in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

•

if the principal of or any premium or interest on the Debt Securities is to be payable, at our election or at the election of the holder, in one or more currencies or currency units other than those in which the Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

•	if other than the entire principal amount of the Debt Securities, the portion of the principal amount of the Debt Securities which will be payable upon declaration of acceleration of maturity;

•

if the principal amount payable at the stated maturity of the Debt Securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the Debt Securities which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

•

if applicable, that Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the indenture described under “Defeasance and Covenant Defeasance—Defeasance and Discharge” or “Defeasance and Covenant Defeasance—Defeasance of Certain Covenants”, or under both such captions;

•

whether the Debt Securities will be issuable in whole or in part in the form of one or more global Debt Securities and, if so, the respective depositaries for such global Debt Securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “Global Debt Securities” and, if different from those described under such caption, any circumstances under which any such global Debt Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such global Debt Security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

•

any addition to or change in the events of default applicable to the Debt Securities and any change in the right of the trustee or the holders to declare the principal amount of the Debt Securities due and payable;

•	if applicable, the discount at which Debt Securities will be issued;

•	if applicable, the manner in which the Company will use any index to determine the amount of payment of principal of, premium, if any, or interest, if any, on any Debt Securities;

•	any applicable material U.S. Federal income tax and Canadian federal income tax consequences;

•	any addition to or change in the covenants in the indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the indenture.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated Debt Securities.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global Debt Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount, upon surrender of the securities to be exchanged.

Subject to the terms of the indenture and the limitations applicable to global Debt Securities, you may present Debt Securities for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated for such purpose. You will not incur a service charge for any registration of transfer or exchange of Debt Securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge as may be described in the indenture. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Any transfer agent (or the security registrar) initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (a) issue, register the transfer of or exchange any Debt Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Securities that may be selected for redemption and ending at the close of business on the day of such mailing; (b) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of the Debt Securities being redeemed in part; or (c) register the transfer of or to exchange a Debt Security between a record date and the next succeeding interest payment date.

Global Debt Securities

Some or all of a series of Debt Securities may be represented, in whole or in part, by one or more global Debt Securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.

Notwithstanding any provision of the indenture or any Debt Security described in this prospectus, no global Debt Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a global Debt Security in whole or in part may be registered, in the name of any person except:

•	by the depositary to its nominee;

•	by a nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor,

unless (a) the depositary has notified us that it is unwilling or unable to continue as depositary for such global Debt Security or has ceased to be qualified to act as such as required by the indenture, (b) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such global Debt Security or (c) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All securities issued in exchange for a global security or any portion of a global Debt Security will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of such global Debt Security and the Debt Securities represented by the global Debt Security for all purposes under the Debt Securities and the indenture. Except in the limited circumstances referred to above, you will not be entitled to have such global Debt Security or any securities registered by the global Debt Security registered in your name, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange of the global Debt Security and will not be considered to be the owners or holders of such global Debt Security or any Debt Securities represented by the global Debt Security for any purpose under the Debt Securities or the indenture. All payments of principal of and any premium and interest on a global Debt Security will be made to the depositary or its nominee, as the case may be, as the holder of the global Debt Security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global Debt Security.

Ownership of beneficial interests in a global Debt Security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global Debt Security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the global Debt Security to the accounts of its participants. Ownership of beneficial interests in a global Debt Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global Debt Security may be subject to various policies and procedures adopted by the depositary from time to time. We, the trustee or any agent of us or the trustee will not have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the depositary or its nominee, upon receipt of payment of any principal, premium, if any, or interest, if any, will immediately credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global Debt Security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global Debt Security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a global Debt Security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global Debt Security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name such Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of a paying agent or paying agents as we may designate for such purpose from time to time, except that, at our option, payment of any interest may be made by check mailed to the address of the person entitled to such interest as such address appears in the security register. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate Debt Securities additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All moneys or United States government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Consolidation, Merger and Sale of Assets

The indenture will provide that we will not amalgamate, consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless (a) the successor is (i) Angiotech Pharmaceuticals, Inc. or (ii) an entity organized under the laws of the United States, any state of the United States, the District of Columbia, Canada, or any province or territory of Canada and such entity expressly assumes our obligations under the indenture and the Debt Securities, (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, exists, and (c) certain other conditions as will be prescribed in the indenture are met.

The general provisions of the indenture will not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the Debt Securities.

Events of Default

Each of the following will constitute an Event of Default under the indenture with respect to Debt Securities of any series:

(a) our failure to pay principal of or any premium on any Debt Security of that series when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;

(b) our failure to pay any interest on any Debt Securities of that series when due, continued for 30 days;

(c) our failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series;

(d) our failure to observe or perform any other covenants contained in the indenture (other than a covenant included in the indenture solely for the benefit of a series of Debt Security other than that series), continued for 90 days after written notice to us by the trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series, as provided in the indenture;

(e) with respect to senior Debt Securities, acceleration of any indebtedness for borrowed money by us having an aggregate principal amount outstanding of at least $25 million, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled, within 10 days after written notice has been given to the Company by the trustee, or by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series, as provided in the indenture; and

(f) certain events related to our voluntary or involuntary bankruptcy, insolvency or reorganization.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the indenture. If an Event of Default (other than an Event of Default specified in (f) above) has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series by notice as provided in the indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately.

If an Event of Default described in clause (f) above with respect to the Debt Securities of any series at the time outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such original issue discount security or other Debt Security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration and its consequences if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the trustee in complying with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Debt Securities of that series, provided that such direction will not be in conflict with any rule of law or with the indenture, and the trustee may take any action it deems proper which is not inconsistent with such direction.

No holder of a Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (b) the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (c) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Modification and Waiver

The indenture will provide that modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series of Debt Securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected,

(a) change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security,

(b) reduce the principal amount of, or any premium or interest on, any Debt Security of any series,

(c) reduce the amount of principal of an original issue discount Debt Security or any other Debt Security payable upon acceleration of the maturity,

(d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,

(e) modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated securities in a manner adverse to the holders of those securities;

(f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security,

(g) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the indenture,

(h) reduce the percentage in principal amount of outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

(i) modify such provisions with respect to modification and waiver.

The indenture will provide that the holders of a majority in principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding Debt Securities of any series will be able to waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding Debt Security of such series affected.

The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (a) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (b) if, as of such date, the principal amount payable at the stated maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (c) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (a) or (b) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.

Except in certain limited circumstances, the indenture will provide that we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness or defeasance of certain restrictive covenants in the indenture applied to the Debt Securities of any series, or to any specified part of a series.

Defeasance and Discharge. The indenture will provide that, upon our exercise of our option (if any) to have the provisions of the indenture relating to defeasance and discharge of indebtedness applied to the Debt Securities, we will be discharged from all our obligations (and, if applicable, provisions relating to subordination will cease to be effective) with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such Debt Securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that (a) we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such Debt Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur and (b) the holders of such Debt Securities will not recognize gain or loss for Canadian federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Canadian federal income tax (including withholding tax) on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants. The indenture will provide that, upon our exercise of our option (if any) to have the provisions of the indenture relating to defeasance of certain covenants applied to the Debt Securities, we may omit to comply with certain restrictive covenants of the indenture and any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under “—Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such Debt Securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the indenture and such Debt Securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that (a) holders of such Debt Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur and (b) the holders of such Debt Securities will not recognize gain or loss for Canadian federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Canadian federal income tax (including withholding tax) on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance of certain obligations were not to occur. In the event we exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Notices

Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

We, the trustee and any agent of us or the trustee may treat the person in whose name a Debt Security is registered as the owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payments thereon and for all other purposes.

Governing Law

The indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

Regarding the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. In addition, the trustee will meet all requirements of an indenture trustee specified under applicable Canadian corporate legislation, subject to our applying for and obtaining an exemption(s) from such requirements. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment of such funds or adequate indemnity against such risk or liability.

Limitation of Issuance of Debt Securities

Our ability to issue Debt Securities is limited by certain provisions of the Notes and the Credit Agreement, as amended. You should refer to the Notes, included as exhibits to our Annual Report on Form 10-K filed with the Commission on March 16, 2009, the Credit Agreement, included as an exhibit to our Current Report on Form 8-K filed with the Commission on March 5, 2009, and the first amendment to the Credit Agreement, included as an exhibit to our Current Report on Form 8-K filed with the Commission June 3, 2009, each of which is incorporated by reference into this prospectus.

DESCRIPTION OF UNITS WE MAY OFFER

This section outlines some of the provisions of the Units and the Unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the Unit agreement with respect to the Units of any particular series. The specific terms of any series of Units will be described in a prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of Units may differ from the general description of terms presented below.

We may issue Units comprised of one or more Common Shares, Class I Preference Shares, Warrants and Debt Securities in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the Units:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any applicable material U.S. Federal income tax and Canadian federal income tax consequences;

•	any provisions of the governing Unit agreement; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares We May Offer”, “Description of Class I Preference Shares We May Offer”, “Description of Warrants We May Offer” and “Description of Debt Securities We May Offer” will apply to each Unit (as applicable) and to any Common Share, Class I Preference Share, Warrant or Debt Security included in each Unit.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable depositary or Warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in “street name” will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he, she or it maintains at that institution.

For securities held in street name, we or any applicable depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so; they are not obligated to do so under the terms of the securities. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable depositary or Warrant agent or other third party employed by us or any of the foregoing, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the security holders to amend an instrument defining the rights of security holders, to relieve us of the consequences of a breach or of our obligation to comply with a particular provision of such an instrument or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for legal holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system, in which case interests in the global security will be exchanged for physical certificates representing those interests. See “—Special Situations When A Global Security Will Be Terminated” below.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his, her or its interest in the securities, except in the special situations described below.

•

An investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the securities and protection of his, her or its legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and any applicable agent also will not supervise the depositary in any way.

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

•	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of legal holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable depositary or Warrant agent that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable agent, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell securities in any of the following ways (or in any combination thereof):

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•

the name or names of any underwriters, dealers or agents, the amounts of securities underwritten or purchased by each of them, the nature of the obligations of any underwriters and the terms of any agreements with any brokers or dealers;

•	the offering price of the securities and the proceeds to us and any fees, discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and

•	any securities exchanges on which the securities may be listed.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby. We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market-making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

The underwriters in the offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

The maximum commission or discount to be received by any FINRA member or independent broker/dealer will not be greater than eight percent (8%) for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

VALIDITY OF THE SECURITIES

In connection with particular offerings of securities, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Sullivan & Cromwell LLP, in the case of securities governed by United States law, or Borden Ladner Gervais LLP, in the case of securities governed by Canadian law, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Angiotech Pharmaceuticals, Inc. for the year ended December 31, 2008, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any documents filed by us at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available to the public through the Commission’s Internet site at www.sec.gov.

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to one of our contracts or other documents, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the Commission’s public reference room in Washington, D.C., as well as through the Commission’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We hereby incorporate herein by reference the following documents filed with the Commission (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 16, 2009, as amended by the Forms 10-K/A filed with the Commission on March 23, 2009 and November 6, 2009;

(b)	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the Commission on May 8, 2009, August 7, 2009 and November 9, 2009, respectively;

(c)	our Current Reports on Form 8-K filed with the Commission on March 5, 2009, April 3, 2009, April 27, 2009, June 3, 2009 and October 15, 2009; and

(d)	the description of the Common Shares included in our registration statement on Form F-10, filed with the Commission on September 18, 2003, File No. 333-108920, as amended on Form F-10/A filed with the Commission on September 25, 2003, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by us pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) on or after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (ii) prior to the termination of the offering (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission Rules) shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at the following number:

1618 Station Street

Vancouver, British Columbia, Canada V6A 1B6

Attention: Investor Relations

Phone: (604) 221-7676

Copies of these filings are also available, without charge, on our Internet website at www.angiotech.com as soon as reasonably practicable after they are filed electronically with the Commission. The information contained on our website is not a part of this prospectus.

$250,000,000

Angiotech Pharmaceuticals, Inc.

Common Shares

Class I Preference Shares

Warrants

Debt Securities

Units

PROSPECTUS

                    , 2009

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by us in connection with the issuance and distribution of the securities being registered under this registration statement.

Commission registration fee	$13,950
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Nasdaq Supplemental Listing Fee	*
Transfer Agent and Registrar fees	*
Trustee fees and expenses	*
Miscellaneous fees and expenses	*
Total	$—

*	Estimated expenses are not presently known. Estimated expenses in connection with a given offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

Item 15.	Indemnification of Directors and Officers.

Subject to the Business Corporations Act (British Columbia) (the “BCBCA”), our directors, former directors and alternate directors and their heirs and legal personal representatives are indemnified against any judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a stipulated legal or investigative proceeding, as set forth in our Articles. In addition, our Articles provide that we may, subject to any restrictions in the BCBCA, indemnify any person.

Under the BCBCA, we may indemnify (a) a current or former director or officer of the Company; (b) a current or former director or officer of another corporation at a time when that corporation is or was an affiliate of the Company; (c) a current or former director or officer of another corporation who holds or held such position at the request of the Company; or (d) an individual who at the request of the Company, is or was, or holds or held a position equivalent to that of, a director, or officer of a partnership, trust, joint venture or other unincorporated entity, (collectively, an “Eligible Party”). In certain circumstances an Eligible Party will include the heirs and personal or other legal representatives of an Eligible Party. We may indemnify an Eligible Party against any Eligible Penalty (defined below) to which the Eligible Party is or may be liable. After the final disposition of an Eligible Proceeding (defined below), we may pay all Expenses (defined below) actually and reasonably incurred by the Eligible Party in connection with such Proceeding (defined below) and must pay all such Expenses actually and reasonably incurred by the Eligible Party in connection with such Proceeding if the Eligible Party has not been reimbursed for those Expenses and is wholly successful on the merits or otherwise in the outcome of the Proceeding. Among other circumstances, we shall not indemnify or cover the Expenses of an Eligible Party if the Eligible Party did not act honestly and in good faith with a view to the best interests of the Company or if the Eligible Party (other than in connection with a civil Proceeding) did not have reasonable grounds for believing that the Eligible Party’s conduct in respect of which the Proceeding was brought was lawful. Further, we cannot indemnify or cover the Expenses of an Eligible Party in respect of any Proceeding brought by or on behalf of the Company against an Eligible Party. The Supreme Court of British Columbia may, among other things, on the applications of a corporation or an Eligible Party, order indemnification by the Company of any liability or expense incurred by an Eligible Party.

“Eligible Penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an Eligible Proceeding.

“Eligible Proceeding” means any legal proceeding or investigative action, whether current, threatened, pending or completed (each, a “Proceeding”), in which an Eligible Party, or any of the Eligible Party’s heirs and personal or other legal representatives (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or Expenses related to, such Proceeding, in each case by reason of the Eligible Party’s being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company, one of its current or former subsidiaries or affiliates, or another entity at the Company’s request.

“Expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a Proceeding.

We have also entered into separate indemnification agreements with each of our directors and executive officers, which are intended to indemnify our directors and executive officers to the fullest extent permitted under the BCBCA, subject to certain exceptions. Our obligations under such separate indemnification agreements are in addition to our indemnification obligations under the BCBCA and our Articles.

We maintain a directors’ and officers’ liability insurance policy, which insures directors and officers of the Company and its subsidiaries for losses as a result of claims based upon the directors’ and officers’ acts or omissions, including liabilities arising under the Securities Act. The policy also reimburses us for payments made pursuant to the indemnity provisions under the BCBCA and our Articles.

Item 16.	Exhibits.

See Exhibit Index which is hereby incorporated by reference herein.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on December 4, 2009.

ANGIOTECH PHARMACEUTICALS, INC.

By:	/s/ K. THOMAS BAILEY
Name:	K. Thomas Bailey
Title:	Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 4, 2009:

Signature	Title

* William L. Hunter, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)

* K. Thomas Bailey	Chief Financial Officer (Principal Financial Officer)

/s/ JAY DENT Jay Dent	Senior Vice President, Finance (Principal Accounting Officer)

* David T. Howard	Chairman of the Board

* Henry A. McKinnell Jr.	Director

* Edward M. Brown	Director

* Arthur H. Willms	Director

* Laura A. Brege	Director

*By:	/s/ JAY DENT Senior Vice President, Finance Attorney-in-Fact

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description
1.1*	Form of Underwriting Agreement

4.1**	Notice of Articles of Angiotech Pharmaceuticals, Inc.

4.2	Articles of Angiotech Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3 to our Form 6-K filed March 31, 2005)

4.3**	Amendment to the Articles of Angiotech Pharmaceuticals, Inc. (adopted by the Shareholders of Angiotech Pharmaceuticals, Inc. as a special resolution at Angiotech’s 2008 annual general and special meeting held on October 30, 2008 and made effective as of the date thereof)

4.4	Shareholder Rights Plan Agreement between Angiotech Pharmaceuticals, Inc. and Computershare Trust Company of Canada as Rights Agent, Amended and Restated as of October 30, 2008 (incorporated by reference to Exhibit 4.3 to our Form 10-K filed March 16, 2009)

4.5*	Form of Class I Preference Share Certificate

4.6*	Form of Warrant Agreement

4.7**	Form of Indenture

4.8*	Form of Debt Security

4.9*	Form of Unit Agreement

5.1**	Opinion of Sullivan & Cromwell LLP

5.2**	Opinion of Borden Ladner Gervais LLP

12.1***	Statement re: Computation of Ratios

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

23.2	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.2)

23.3***	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page hereto)

25.1*	Statement of Eligibility of Trustee on Form T-1

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	Previously filed on Form S-3 on July 23, 2009.

***	Filed herewith.